Exhibit (m)(3)


                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                  OF NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                                    (CLASS S)
                                   SCHEDULE A

PORTFOLIOS                                        DATE MADE A PARTY TO THE PLAN
----------                                        -----------------------------

International Large Cap Portfolio                        August 15, 2006
International Portfolio                                    May 1, 2002
Guardian Portfolio                                         May 1, 2002
Real Estate Portfolio                                   November 1, 2002
Mid-Cap Growth Portfolio                                 January 1, 2003
Lehman Brothers High Income Bond Portfolio                June 10, 2004
Regency Portfolio                                       December 15, 2004
Socially Responsive Portfolio                            April 28, 2006
Small-Cap Growth Portfolio                                 May 1, 2002

DATED: March 26, 2008

                             PLAN PURSUANT TO 12B-1
                  OF NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                                   SCHEDULE B

                                                Fee (as a Percentage of Average
PORTFOLIOS                                        DAILY NET ASSETS OF CLASS)
----------                                        --------------------------

International Large Cap Portfolio                            0.25%
International Portfolio                                      0.25%
Guardian Portfolio                                           0.25%
Real Estate Portfolio                                        0.25%
Mid-Cap Growth Portfolio                                     0.25%
Lehman Brothers High Income Bond Portfolio                   0.25%
Regency Portfolio                                            0.25%
Socially Responsive Portfolio                                0.25%
Small-Cap Growth Portfolio                                   0.25%

DATED: March 26, 2008